Exhibit 5(a)

The Board of Directors Williams Industries, Incorporated

Gentlemen:

I have been Securities Counsel to Williams Industries, Incorporated (the "Company") since 1976 and an attorney duly admitted to practice in the Commonwealth of Virginia. I am familiar with the Registration
Statement on Form S-8 to be filed with the Securities and Exchange
Commission for the purpose of registering under the Securities Act of 1933, 200,000 shares of the Company's Common Stock, $0.10 par value (the "Shares") and an indeterminate number of Plan interests, to be issued pursuant to the Williams Industries, Incorporated 1996 Long-Term Incentive Plan (the "Plan"). Based on my familiarity with the Registration Statement, the Company's Articles of Incorporation and By-laws and applicable Virginia and Federal law, it is my opinion that, when issued in accordance with the terms of the Plan, the Shares will be duly authorized, validly issued, fully paid and non-assessable. I hereby consent to the use of my name in the Registration Statement as the legal counsel who has passed upon the legality of the Shares and the inclusion of this legal opinion as an exhibit to the Registration Statement.

/S/Mark E. Borton
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Mark E. Borton
May 7, 2003